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                                                                      EXHIBIT 10










                                 MINNESOTA POWER

                         EXECUTIVE ANNUAL INCENTIVE PLAN




                          AS AMENDED EFFECTIVE 01/01/99
                      WITH AMENDMENTS THROUGH JANUARY 2003


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                                 MINNESOTA POWER
                         EXECUTIVE ANNUAL INCENTIVE PLAN

ARTICLE 1.        ESTABLISHMENT AND PURPOSE

        1.1 ESTABLISHMENT OF THE PLAN. Minnesota Power, Inc., a Minnesota Corporation (the "Company"), hereby establishes an annual incentive compensation plan (the "Plan"), as set forth in this document. The Plan allows for annual cash payments to Participants based on the Company's annual performance relative to both financial and nonfinancial goals.

                  The Plan shall be effective as of January 1, 1996 and shall remain in effect until superseded by a new plan, as approved by the Board of Directors.

        1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to motivate Eligible Employees to work toward improved annual performance in two areas:

        - Financial health of the Participant's business unit (financial)
        - Business unit operations (nonfinancial)

        The Plan is further intended to assist the Company in its ability to attract and retain the services of Participants upon whom the successful conduct of its operations is largely dependent.


ARTICLE 2.        DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        2.1 "AWARD" means the payment made to the Participant based on Business Unit financial and nonfinancial performance.


        2.2 "BUSINESS UNIT" means any subsidiary or division of the Company labeled as a business unit for the purposes of the Plan.

        2.3 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

        (a)       the dissolution of the Company;

        (b) a reorganization, merger or consolidation of the Company with one or more unrelated corporations, as a result of which the Company is not the surviving corporation;


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        (c)       the sale, exchange, transfer or other disposition of shares of the common stock of the Company (or shares of the stock of any person that is a shareholder of the Company) in one or more transaction, related or unrelated, to one or more persons unrelated to the Company if, as a result of such transactions, any person (or any person and its affiliates) owns more than twenty percent of the voting power of the outstanding common stock of the Company; or

        (d) the sale of all or substantially all the assets of the Company.

        2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        2.5 "COMMITTEE" means the Executive Compensation Committee, appointed by the Board of Directors to administer the Plan.

        2.6 "DISABILITY" shall have the meaning ascribed to such term under Section 22(e)(3) of the Code.

        2.7 "ELIGIBLE EMPLOYEE" means an employee who is eligible to participate in the Plan, as approved by the Committee.

        2.8 "PARTICIPANT" means an employee who has received an Award under the Plan.

        2.9 "PERFORMANCE YEAR" shall mean the period from January 1 through December 31 of any given year upon which the next Award payout is based.

        2.10 "PRORATION" means an award calculation that accounts for time spent in a position or Business Unit, based on the number of whole months spent, counting a whole month in the calculation if the Participant was in the position or Business Unit as of the 15th of the month or earlier.

        2.11 "RETIREMENT" shall have the meaning ascribed to such term in the tax-qualified defined benefit pension plan maintained by the Company.

        2.12 "TARGET AWARD" means the percent of base salary set out at the beginning of the Performance Year, a percentage of which is earned based on performance.


ARTICLE 3.        ADMINISTRATION

        3.1 THE COMMITTEE. The Plan shall be administered by the Executive Compensation Committee of the Board.


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        3.2       AUTHORITY OF THE COMMITTEE.  The Committee shall have full power to

        - determine the size of Awards under the Plan;
        - determine the terms and conditions under which Awards will be made;
        - to interpret the Plan as it deems appropriate;
        - to establish, amend or waive rules relating to the administration of the Plan;
        - delegate its authority as it deems appropriate.

        3.3 COSTS. The Company shall pay all costs of administration of the Plan.


ARTICLE 4.        FUNDING

        4.1 REQUIRED FUNDING. The required funding for Awards under the Plan will be determined before the start of each Performance Year by summing the Target Awards of the Participants.

        4.2 ADJUSTMENTS. As soon as practical after the end of the Performance Year, Awards will be calculated and the funded Award pool will be adjusted accordingly. If the sum total of actual Awards is greater than the sum total of Target Awards, the difference will be paid out of the additional Company profit generated by the results causing the higher payout.


ARTICLE 5.        ELIGIBILITY AND PARTICIPATION

        5.1 ELIGIBILITY. Persons eligible to participate in the Plan include officers and key employees of the Company and its Business Units, as determined by the Business Unit heads and approved by the Committee, including employees who are members of the Board.


ARTICLE 6.        PERFORMANCE MEASUREMENT

        6.1 FINANCIAL MEASURES EMPLOYED. Within 90 days of the start of the Performance Year, the Committee shall approve financial performance goals for each Business Unit, such as the following:

        (a)       return on gross investment (ROGI)
        (b)       free cash flow
        (c)       revenue growth
        (d) earnings before interest, taxes, depreciation, amortization and leases (EBITDAL)

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        (e)       earnings per share (EPS)

        6.2 NONFINANCIAL MEASURES EMPLOYED. Within 90 days of the start of the Performance Year, the Committee will approve nonfinancial performance goals based on strategic objectives for each Business Unit.


ARTICLE 7.        AWARD DETERMINATION

        7.1 AWARD CALCULATION. As soon as possible after the close of the Performance Year, based on audited financial statements (for financial goals) and other records (for nonfinancial goals), each Participant's Award shall be calculated. The Committee reserves the right to select from all Eligible Employees, an employee or employees who will not receive Awards under the Plan due to individual performance.

        7.2 PAYOUT. As soon as is practical after the Award calculation, actual payouts shall be made to participants.


ARTICLE 8.        OTHER AWARDS

        The Committee shall have the right to make other Awards which it deems appropriate based on outstanding individual or team performance. The Committee may grant shares of the Company's common stock in lieu of cash from time to time.


ARTICLE 9.        BENEFICIARY DESIGNATION

        Each Participant under the Plan may name any beneficiary to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.


ARTICLE 10.       DEFERRALS

        The Committee may permit a Participant to defer such Participant's receipt of the payment of cash due to the Participant based on satisfaction of the financial and nonfinancial goals. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

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ARTICLE 11.       NEW HIRES

        Eligible new employees may participate in the Plan. The Award paid will reflect a Prorated adjustment based upon the number of months employed during the Performance Year.


ARTICLE 12.       TRANSFERS

        Transferred employees are eligible to earn a Prorated Award based on a sum of (i) the performance of the first business unit and Prorated for the number of months spent in the Business Unit during the Performance Year and (ii) the performance of the Business Unit to which the Participant is transferred and Prorated for the number of months spent in the business unit, assuming the employee is eligible based on position level in both Business Units.


ARTICLE 13.       PROMOTIONS

        Promoted employees are eligible to earn a Prorated Award based on a sum of (i) the award that would have been earned under the first position Prorated for the number of months spent in the position during the Performance Year and
(ii) the award earned under the new position Prorated for the number of months spent in the position, assuming the employee is eligible based on position level in both positions.


ARTICLE 14.       RETIREMENT OR DISABILITY

        In the case of Retirement or Disability, the Participant will receive a Prorated Award based on the number of months spent in the employ of the Company during the Performance Year.


ARTICLE 15.       DEATH

        Prorated Awards earned based on the number of months during the Performance Year spent in the employ of the Company until death will be paid to the Participant's beneficiary or, if no beneficiary is named, to the Participant's estate.


ARTICLE 16.       TERMINATION

        Termination other than for retirement, disability or death before December 31 of any Performance Year results in forfeiture of any Award.

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ARTICLE 17.       RIGHTS OF EMPLOYEES

        17.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, for any reason or for no reason in the Company's sole discretion, nor confer upon any Participant any right to continue in the employ of the Company.

        17.2 PARTICIPATION. No employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE 18.       CHANGE-IN-CONTROL

        Upon the occurrence of a Change-in-Control, as defined herein, Awards under the Plan will be calculated as if the end of the Performance Year had occurred, based on the Company's performance to date.


ARTICLE 19.       WITHHOLDING

        The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participants' FICA obligation) required by law to be withheld with respect to an Award made under the Plan.


                                                 MINNESOTA POWER


                                                 By  /s/ Edwin L. Russell
                                                   -----------------------------
                                                     Its Chief Executive Officer


Attest:


By        /s/ Philip R. Halverson
  ------------------------------------------
            Corporate Secretary



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                                    AMENDMENT
                                     TO THE
                                 MINNESOTA POWER
                         EXECUTIVE ANNUAL INCENTIVE PLAN


        The Minnesota Power Executive Annual Incentive Plan (the "Plan") dated January 1, 1999, is amended as follows:

1.      Effective September 1, 2000, Section 1.1, is amended to read as follows:

        ESTABLISHMENT OF THE PLAN. ALLETE, Inc., a Minnesota corporation, formerly Minnesota Power & Light Company (hereinafter referred to as the "Company"), hereby establishes an annual incentive compensation plan (the "Plan"), as set forth in this document. The Plan allows for annual cash payments to Participants based on the Company's annual performance relative to both financial and non-financial goals.

2. Effective September 1, 2000, the title of the Plan is amended to be the ALLETE Executive Annual Incentive Plan.

3.      Effective January 23, 2002, Section 2.11 is amended to read as follows:

        "RETIREMENT" shall, with respect to a Participant, have the meaning ascribed to such term in the tax qualified retirement plan maintained by the Company or subsidiary for the benefit of such Participant. In the event Participant is eligible for benefits under more than one such tax qualified retirement plan, the earliest date provided under any of said plans shall be the meaning ascribed under this Plan.


                                             ALLETE, Inc., formerly
                                             Minnesota Power, Inc., formerly
                                             Minnesota Power & Light Company


                                        By:  /s/ Philip R. Halverson
                                             -----------------------------------
                                             Philip R. Halverson
                                             Corporate Secretary, Vice President
                                             and General Counsel